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Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025	650 752 2000 tel 650 752 2111 fax

EXHIBITS 5.1 AND 23.1

March 20, 2018

ViewRay, Inc.

2 Thermo Fisher Way

Oakwood Village, OH 44146

Ladies and Gentlemen:

ViewRay, Inc., a Delaware corporation (the “Company”), has filed with the Securities and Exchange Commission a Registration Statement on Form S-3 (File No. 333-222264) (the “Registration Statement”) which was initially filed with the Securities and Exchange Commission on December 22, 2017, and amended by Amendment No. 1 to Form S-3 filed on March 20, 2018, for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the 15,075,540 shares of its common stock, par value $0.01 per share, which includes (i) 6,697,443 shares of the Company’s common stock (the “October 2017 Common Stock”) sold pursuant to the Securities Purchase Agreement dated October 23, 2017 by and among the Company, Strong Influence Limited, a British Virgin Islands corporation (“Strong Influence”), and Fosun International Limited (“Fosun”) and the Securities Purchase Agreement dated October 23, 2017 by and among the Company and the investors named therein; (ii) 4,090,000 shares of the Company’s common stock (the “March 2018 Common Stock”) sold pursuant to the Amended and Restated Securities Purchase Agreement dated March 5, 2018 by and among the Company, Strong Influence and Fosun (the “A&R SPA”); (iii) 3,000,581 shares of Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Convertible Preferred Stock,” and together with the October 2017 Common Stock and the March 2018 Common Stock, the “Issued Shares”) sold pursuant to A&R SPA; (iv) 1,418,116 shares of the Company’s common stock (the “Warrant Shares”) issuable upon the exercise of warrants to acquire common stock (the “Warrants”) sold pursuant to the A&R SPA; and (v) 3,000,581 shares of the Company’s common stock issuable upon conversion of the Company’s outstanding shares of Series A Convertible Preferred Stock sold pursuant to the A&R SPA (the “Conversion Shares”).

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

ViewRay, Inc.	2	March 20, 2018

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, we advise you that, in our opinion, (i) the Issued Shares have been validly issued and are fully paid and non-assessable, (ii) the Conversion Shares to be issued upon conversion of the Series A Convertible Preferred Stock, when issued and delivered in accordance with the terms of the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, will be validly issued and fully paid and non-assessable, and (iii) the Warrant Shares to be issued upon the exercise of the Warrants, when issued, delivered and paid for in accordance with the terms of the Warrants, will be validly issued and fully paid and non-assessable. We are members of the Bars of the States of New York and California and the foregoing opinion is limited to the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP